Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name in Corporate Articles	Doing Business As	Jurisdiction of Incorporation

BioWare ULC	BioWare ULC	Alberta, Canada

Electronic Arts Handelsges m.b.H	Electronic Arts Austria	Austria

Beijing Ke Xun Da Technology Service Co., Ltd.	Beijing Ke Xun Da Technology Service Co., Ltd.	Beijing, China

Beijing Playfish Game Technology Limited	Beijing Playfish Game Technology Limited	Beijing, China

Electronic Arts Belgium	Electronic Arts Belgium	Belgium

EA Bermuda Partnership	EA Bermuda Partnership	Bermuda

EA General Partner Limited	EA General Partner Limited	Bermuda

EA International (Studio and Publishing) Ltd.	EA International (Studio and Publishing) Ltd.	Bermuda

Electronic Arts Limitada	Electronic Arts Ltda.	Brazil

Electronic Arts (Canada), Inc.	Electronic Arts (Canada), Inc.	British Columbia, Canada

Pandemic Studios LLC	Pandemic Studios LLC	California

EA Sports Proprietary Limited	EA Sports Proprietary Limited	Commonwealth of Australia

Electronic Arts Proprietary Limited	Electronic Arts Pty. Ltd.	Commonwealth of Australia

Electronic Arts Czech Republic s.r.o.	EA Czech Republic	Czech Republic

EA Delaware LLC	EA Delaware LLC	Delaware

EA Entertainment, Inc.	EA Entertainment, Inc.	Delaware

EA Mobile (Canada Holdings) Inc.	EA Mobile (Canada Holdings) Inc.	Delaware

EA Mobile (Hawaii) LLC	EA Mobile (Hawaii) LLC	Delaware

EA Mobile LLC	EA Mobile LLC	Delaware

Electronic Arts Productions Inc.	Crocodile Productions	Delaware

Electronic Arts Redwood LLC	Electronic Arts Redwood LLC	Delaware

Electronic Arts Transfer Company	Electronic Arts Transfer Company	Delaware

Electronic Arts US Co.	Electronic Arts US Co.	Delaware

Electronic Arts World II LLC	Electronic Arts World II LLC	Delaware

Electronic Arts World LLC	Electronic Arts World LLC	Delaware

Playfish, Inc.	Playfish, Inc.	Delaware

SingShot Media, LLC	Singshot Media, LLC	Delaware

Electronic Arts Denmark A.p.S.	EA Denmark	Denmark

Playfish Limited	Playfish Limited	England and Wales

Electronic Arts Finland OY	EA Finland	Finland

Chillingo LLC	Chillingo LLC	Florida

Electronic Arts - Tiburon, A Florida Corporation	Tiburon	Florida

Electronic Arts Publishing SARL	Electronic Arts Publishing SARL	France

Electronic Arts GmbH	Electronic Arts GmbH	Germany

Electronic Arts Greece Commercial Limited Liability Company	EA Greece	Greece

Electronic Arts HK Limited	Electronic Arts HK Ltd.	Hong Kong

Electronic Arts Magyarorszag kft	EA Hungary	Hungary

EA Games India Private Ltd.	EA Games India Private Ltd.	India

Electronic Arts Games (India) Private Limited	Electronic Arts Games (India) Private Limited	India

BioWare Ireland Limited	BioWare Ireland Limited	Ireland

Electronic Arts Italia s.r.l.	EA Italy	Italy

Criterion Software K.K.	Criterion Software K.K.	Japan

EA Mobile Japan K.K.	EA Mobile Japan K.K.	Japan

Electronic Arts K.K.	Electronic Arts K.K.	Japan

EA Seoul Studio	EA Seoul Studio	Korea

Electronic Arts Korea LLC	Electronic Arts Korea Yuhan Hoesa	Korea

Electronic Arts (India Holdings) Inc.	Electronic Arts (India Holdings) Inc.	Mauritius

Electronic Arts Mauritius (TY Holding) Limited	Electronic Arts Mauritius (TY Hodling) Limited	Mauritius

Electronic Arts Mauritius Limited	EA Mauritius Ltd.	Mauritius

EA México S. de R.L. de C.V.	EA México S. de R.L. de C.V.	Mexico

Electronic Arts New Zealand	Electronic Arts New Zealand	New Zealand

Name in Corporate Articles	Doing Business As	Jurisdiction of Incorporation

Electronic Arts Norway AS	Electronic Arts Norway	Norway

EA Mobile (Canada) ULC	EA Mobile (Canada) ULC	Nova Scotia

Electronic Arts Polska Sp. Z.O.O.	EA Poland	Poland

Electronic Arts Material Informático, Sociedade Unipessoal LDA	Electronic Arts Portugal	Portugal

Electronic Arts Romania SRL	S.C. Electronic Arts Romania SRL	Romania

Electronic Arts OOO	Electronic Arts OOO	Russia

Electronic Arts Computer Software (Shanghai) Co., Ltd.	Electronic Arts Computer Software (Shanghai) Co., Ltd.	Shanghai, China

Shanghai Yi Zhong Network Technology Co., Ltd.	Shanghai Yi Zhong Network Technology Co., Ltd.	Shanghai, China

Electronic Arts Asia Pacific Pte Ltd	Electronic Arts Asia Pacific Pte Ltd	Singapore

EA Software South Africa (Proprietary) Ltd.	EA Software South Africa (Proprietary) Ltd.	South Africa

Electronic Arts Software S.L.	Electronic Arts Software S.L.	Spain

Digital Illusions CE AB	Digital Illusion CE AB	Sweden

EA Digital Illusions CE AB	EA Digital Illusions CE AB	Sweden

Electronic Arts Sweden AB	EA Sweden	Sweden

ABC Software GmbH	ABC Software GmbH	Switzerland

EA Swiss Sarl	EA Swiss Sarl	Switzerland

Bioware Austin LLC	Bioware Austin LLC	Texas

Criterion Software Inc.	Criterion Software Inc.	Texas

Electronic Arts C.V.	Electronic Arts C.V.	The Netherlands

Electronic Arts Nederland B.V.	Electronic Arts B.V.	The Netherlands

Chillingo Limited	Chillingo Limited	United Kingdom

Click Gamer Technologies Limited	Click Gamer Technologies Limited	United Kingdom

Criterion Software Group Limited	Criterion Software Group Limited	United Kingdom

Criterion Software International Limited	Criterion Software International Limited	United Kingdom

Criterion Software Limited	Criterion Software Limited	United Kingdom

Crystal SDK Ltd	Crystal SDK Ltd	United Kingdom

Electronic Arts (UK) Limited	Electronic Arts (UK) Limited	United Kingdom

Electronic Arts Limited	Electronic Arts Limited	United Kingdom